EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 28, 2022, in Amendment No. 1 to Registration Statement (Form S-1 No. 333-260619) and related Prospectus of Roivant Sciences Ltd. dated July 28, 2022.

/s/ Ernst & Young LLP

Iselin, New Jersey

July 28, 2022